Exhibit 99.1

For immediate release
Contact:
         Ryan VanWinkle, Investor Relations, 816-792-7998


                            Ferrellgas Partners, L.P.
                     Announces Earnings For Fiscal Year 2003


     Liberty, MO (September 25, 2003)--Ferrellgas Partners, L.P. (NYSE: FGP), one of the nation's largest retail marketers of propane, today reported net earnings of $56.7 million for the fiscal year ended July 31, 2003.

     "We are extremely pleased to once again deliver strong financial results to our investors," said James E. Ferrell, Chairman and Chief Executive Officer. "Investors continue to benefit from our consistent annual performance, the security of our quarterly distributions and a total return in excess of 30 percent from our common units this fiscal year."

     Retail propane sales volumes for the fiscal year were 899 million gallons, an increase of 8 percent as compared to 832 million retail gallons sold in fiscal year 2002. This increased sales volume reflects the impact of more normal winter heating season temperatures this fiscal year and, to a lesser extent, acquisitions, partially offset by the continued effects of a sluggish economy and customer conservation stemming from higher wholesale propane product costs.

     Gross profit and operating expense for the fiscal year were $530.7 million and $298.0 million, respectively, increases of $29.3 million and $18.3 million, respectively, compared to the prior year. These increases were primarily attributable to this year's increase in retail propane sales volumes. General and administrative expense was $28.0 million, up slightly from $27.2 million in the prior fiscal year. Equipment lease expense was $20.6 million, down $3.9 million from the prior fiscal year, partially reflecting the Partnership's fiscal year 2003 second quarter refinancing of certain operating lease obligations.

                                     -more-

Ferrellgas
Page 2 of 2

     The resulting Adjusted EBITDA for fiscal year 2003 was $184.0 million, an increase of 8 percent compared to $170.0 million in the prior fiscal year. Net earnings were $56.7 million, compared to the prior fiscal year's near record performance of $60.0 million. The net earnings this fiscal year included special charges of $7.1 million related to the early extinguishment of debt and $2.8 million related to a cumulative effect of a change in accounting principle. Excluding these special charges, net earnings for this fiscal year would have exceeded the Partnership's fiscal year 2001 record net earnings by over $2.0 million.

     "We continue our focus on improving operations and effectively managing our business for the long-term," Ferrell added. "I am proud of this year's financial results and of our employees, whose hard work and dedication made this past year a success."

     The partnership historically experiences losses during the fourth quarter, as sales volumes typically represent less than 15 percent of annual sales, causing fixed costs to exceed off-season cash flow. Retail propane sales volumes and gross profit for the fourth quarter of fiscal year 2003 were 116 million gallons and $66.8 million, respectively. Operating and general and administrative expenses were $70.7 million and $6.2 million, respectively. Equipment lease expense was $4.1 million. These seasonal results produced an expected Adjusted EBITDA loss of $14.2 million and net loss of $44.8 million for the fourth quarter. The extraordinary performance experienced during the same quarter last year was not expected to be repeated this fiscal year. The fourth quarter results this fiscal year were consistent with recent fiscal years and consistent with the Partnership's expectations.

     Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., currently serves more than one million customers in 45 states. Ferrellgas employees indirectly own more than 17 million common units of the partnership through an employee stock ownership plan.

          Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance or expectations. These risks, uncertainties and other factors are discussed in the partnership's Form 10-K for the fiscal year ended July 31, 2002, as amended, and other documents filed from time to time, by the Partnership, with the Securities and Exchange Commission.

                                      ###

                   FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except unit data)
                                   (unaudited)




ASSETS                                                                             July 31, 2003        July 31, 2002
-----------------------------------------------------------------------------    -----------------    -----------------

Current Assets:
  Cash and cash equivalents                                                         $    11,154          $   19,781
  Accounts and notes receivable, net                                                     56,742              74,274
  Inventories                                                                            69,077              48,034
  Prepaid expenses and other current assets                                               8,306              10,724
                                                                                 -----------------    -----------------
   Total Current Assets                                                                 145,279             152,813

Property, plant and equipment, net                                                      684,917             506,531
Goodwill                                                                                124,190             124,190
Intangible assets, net                                                                   98,157              98,170
Other assets, net                                                                         8,853               3,424
                                                                                 -----------------    -----------------
    Total Assets                                                                    $ 1,061,396           $ 885,128
                                                                                 =================    =================



LIABILITIES AND PARTNERS' CAPITAL
-----------------------------------------------------------------------------

Current Liabilities:
  Accounts payable                                                                  $    59,454           $  54,316
  Other current liabilities (a)                                                          89,687              89,061
                                                                                 -----------------    -----------------
    Total Current Liabilities                                                           149,141             143,377

Long-term debt (a)                                                                      888,226             703,858
Other liabilities                                                                        18,747              14,861
Contingencies and commitments                                                                 -                   -
Minority interest                                                                         2,363               1,871

Partners' Capital:
 Senior unitholder (1,994,146 and 2,782,211 units outstanding at July 2003 and July 2002, respectively - liquidation preference $79,766 and $111,288
  at July 2003 and July 2002, respectively)                                              79,766             111,288
 Common unitholders (37,673,455 and 36,081,203 units outstanding
   at July 2003 and July 2002, respectively)                                            (15,602)            (28,320)
 General partner unitholder (400,683 and 392,556 units outstanding
   at July 2003 and July 2002, respectively)                                            (59,277)            (59,035)
 Accumulated other comprehensive loss                                                    (1,968)             (2,772)
                                                                                 -----------------    -----------------
    Total Partners' Capital                                                               2,919              21,161
                                                                                 -----------------    -----------------
    Total Liabilities and Partners' Capital                                         $ 1,061,396           $ 885,128
                                                                                 =================    =================


(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $218 million of 8 3/4% notes and a $10 million short-term note payable, which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

                   FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
          FOR THE THREE AND TWELVE MONTHS ENDED JULY 31, 2003 AND 2002
                      (in thousands, except per unit data)
                                   (unaudited)

                                             Three months ended July 31    Twelve months ended July 31
                                             --------------------------    ---------------------------
                                                2003            2002          2003            2002
                                             ----------      ----------    -----------     -----------

Revenues:
  Propane and other gas liquids sales         $ 150,819     $ 127,878      $ 1,136,358     $ 953,117
  Other                                          20,675        18,776           85,281        81,679
                                             ----------      ----------    -----------     ----------

    Total revenues                              171,494       146,654        1,221,639     1,034,796

Cost of product sold                            104,645        72,259          690,969       533,437
                                             ----------      ----------    -----------     ----------


Gross profit                                     66,849        74,395          530,670       501,359

Operating expense                                70,744        67,438          297,970       279,624
Depreciation and amortization expense            10,060         9,093           40,779        41,937
General and administrative expense                6,161         5,583           28,024        27,157
Equipment lease expense                           4,130         6,095           20,640        24,551
Employee stock ownership plan compensation
 charge                                           2,125         1,362            6,778         5,218
Loss on disposal of assets and other              2,898         2,127            6,679         3,957
                                             ----------      ----------    -----------     ----------


Operating income (loss)                         (29,269)      (17,303)         129,800       118,915

Interest expense                                (16,337)      (14,569)         (63,665)      (59,608)
Interest income                                     441           229            1,291         1,423
Early extinguishment of debt expense (a)              -             -           (7,052)            -
                                             ----------      ----------    -----------     ----------


Earnings (loss) before minority interest
   and cumulative effect of change in
   accounting principle                         (45,165)      (31,643)          60,374        60,730

Minority interest (b)                              (405)         (281)             871           771
                                             ----------      ----------    -----------     ----------


Earnings (loss) before cumulative effect
   of change in accounting principle            (44,760)      (31,362)          59,503        59,959

Cumulative effect of change in accounting
   principle, net of minority interest
   of $28 (c)                                         -             -           (2,754)            -
                                             ----------      ----------    -----------     ----------


Net earnings (loss)                             (44,760)      (31,362)          56,749         59,959

Distribution to senior unitholder                 2,471         2,782           10,771         11,172
Net earnings (loss) available to
   general partner                                 (472)         (341)             460            488
                                             ----------      ----------    -----------     ----------


Net earnings (loss) available to
   common unitholders                         $ (46,759)    $ (33,803)       $ 45,518        $ 48,299
                                             ==========      ==========    ===========     ==========


Basic earnings (loss) per common unit:
Earnings (loss) before cumulative effect
  of change in accounting principle (d)         $ (1.27)      $ (0.94)       $   1.33        $  1.34
Net earnings (loss) available to common
  unitholder                                     $(1.27)      $ (0.94)       $   1.25        $  1.34


Weighted average common units outstanding      36,769.3      36,077.4        36,300.5       36,022.3




             Supplemental Data and Reconciliation of Non-GAAP Item:

                                              Three months ended July 31    Twelve months ended July 31
                                             --------------------------    ---------------------------
                                                2003            2002          2003            2002
                                             ----------      ----------    -----------     -----------

Retail gallons                                  115,588       110,902        898,622         831,592
                                             ===========     ==========    ==========      ===========


Net earnings (loss)                           $ (44,760)    $ (31,362)     $ 56,749         $ 59,959
  Interest expense                               16,337        14,569        63,665           59,608
  Depreciation and amortization expense          10,060         9,093        40,779           41,937
  Interest income                                  (441)         (229)       (1,291)          (1,423)
                                             -----------     ----------    ----------      -----------

EBITDA                                        $ (18,804)     $ (7,929)     $ 159,902        $160,081
  Employee stock ownership plan
    compensation charge                           2,125         1,362          6,778           5,218
  Loss on disposal of assets and other            2,898         2,127          6,679           3,957
  Minority interest (b)                            (405)         (281)           871             771
  Early extinguishment of debt expense (a)            -             -          7,052               -
  Cumulative effect of change in accounting
    principle (c)                                     -             -          2,754               -
                                             -----------     ----------    ----------      -----------

Adjusted EBITDA (e)                           $ (14,186)     $ (4,721)     $ 184,036        $170,027
                                             ===========     ==========    ==========      ===========

(a) Expenses related to the refinancing of the $160 million Ferrellgas Partners, L.P. senior secured debt in September 2002.

(b) Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c) Amount related to recognition of liabilities for future retirements of underground storage facilities, as required by SFAS No. 143.

(d) Amount calculated as 99% of the earnings (loss) before cumulative effect of change in accounting principle less distribution to senior unitholder; the result then divided by the weighted average common units outstanding.

(e) Management considers Adjusted EBITDA to be a chief measurement of the partnership's overall economic performance and return on invested capital. Adjusted EBITDA is calculated as earnings before interest, income taxes, depreciation and amortization, employee stock ownership compensation charge, loss from disposal of assets and other, minority interest, early extinguishment of debt expense, cumulative effect of change in accounting principle and other non-cash and non-operating charges. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes are unusual or non-recurring, and makes it easier to compare its results with other companies that have different financing and capital structures. In addition, management believes this measure is consistent with the manner in which the partnership's lenders and investors measure its overall performance and liquidity, including its ability to pay quarterly equity distributions, service its long-term debt and other fixed obligations and to fund its capital expenditures and working capital requirements. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjuction with measurements that are computed in accordence with GAAP.